ANDATACO, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON ______________, 1999


         The undersigned hereby appoints HARRIS RAVINE and RICHARD A. HUDZIK, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Andacto, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Andataco, Inc. to be held at _________________________, on ___________________,
_____________, 1999 at _________ __.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY
STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                      MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

                    PROPOSAL: To approve and adopt the Merger and the Agreement and Plan of Merger dated August 27, 1999, among the Company, nStor Technologies, Inc. ("nStor") and NTI Acquisition Corp., a wholly-owned subsidiary of nStor.

                    [ ]  FOR        [ ]  AGAINST       [ ]  ABSTAIN

                   (Continued and to be signed on other side)

                           (Continued from other side)



   DATED _______________            _________________________________
                                      SIGNATURE(S)

                                    ---------------------------------

                                    Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.